Exhibit 5.1

December 19, 2014

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

200 East Randolph Drive

Chicago, Illinois 60601

Re:	Registration Statement on Form S-11 (File No. 333-196886)

Ladies and Gentlemen:

We serve as special Maryland counsel to Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the sale and issuance of an indeterminate number or amount, as the case may be, of (collectively, the “Offered Securities”): (a) shares of Class A common stock, $0.01 par value per share, of the Company (“Class A Common Stock”), (b) shares of Class M common stock, $0.01 par value per share, of the Company (“Class M Common Stock”), (c) shares of Class A-I common stock, $0.01 par value per share, of the Company (“Class A-I Common Stock”), and (d) shares of Class M-I common stock, $0.01 par value per share, of the Company (“Class M-I Common Stock”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $2,700,000,000 and are covered by the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 18, 2014 (the “Registration Statement”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Corporate Secretary of the Company;

3. The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was filed with the Commission under the Securities Act;

JONES LANG LASALLE INCOME PROPERTY TRUST, INC. December 19, 2014 Page 2

4. Resolutions of the Board of Directors of the Company (or a duly authorized committee thereof) (collectively, the “Board Resolutions”) relating to the registration, sale and issuance of the Offered Securities, certified as of the date hereof by the Secretary of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

6. A certificate executed by Gordon G. Repp, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Offered Securities have not been issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of capital stock contained in the Charter.

6. Prior to the issuance of any Offered Securities, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Class A Common Stock, Class M Common Stock, Class A-I Common Stock and Class M-I Common Stock, as the case may be.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC. December 19, 2014 Page 3

7. The Company does not intend to issue certificates representing the Offered Securities. The Company will send in writing to each stockholder the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any Offered Securities to be issued, on request by a stockholder.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. When sold as contemplated by the Registration Statement and the Board Resolutions and consideration therefor has been received by the Company, the Offered Securities will be duly authorized, legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP